                                                                    EXHIBIT 4.4

                                AMENDMENT TO THE
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

         This Amendment (the "AMENDMENT") to that certain Preferred Stock and Warrant Purchase Agreement (the "AGREEMENT") dated as of February 5, 2003 and amended as of February 11, 2003, between INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and the undersigned (the "INVESTOR"), is made and entered into as of April 10, 2003, by and between the Company and the Investor. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.

1. Section 3.1 of Annex I to the Agreement is amended to read in its entirety as follows:

                  "3.1 The completion of the purchase and sale of the Shares and the Warrants (the "Closing") shall occur on the date which is at least ten (10) days after the condition set forth in Section 3.3(e) shall have been satisfied; provided that all other conditions set forth in this Section 3 also shall have been satisfied, or if the condition set forth in Section 3.3(e) is not required to be satisfied, then the tenth
         (10th) business day after the date of a meeting of the Company's stockholders at which the approval of the Offering was solicited in accordance with the Nasdaq Rules, or on such other date as the Company and the Investors may mutually agree (the "Closing Date"). At the Closing, the aggregate purchase price for the Shares shall be delivered to the Company pursuant to the escrow instructions attached hereto as EXHIBIT G (the "Escrow Instructions"). As soon as reasonably practical, but in no event later than five (5) business days, after the Closing, the Company shall deliver to the Investor, versus payment therefor, one or more stock certificates representing the number of Shares set forth on the Signature Page hereto and one or more Warrants to purchase the number of shares of Common Stock set forth on the Signature Page hereto, each such certificate and Warrant to be registered in the name of the Investor or, if so indicated on the Stock Certificate and Warrant Questionnaire attached hereto as EXHIBIT D, in the name of a nominee designated by the Investor."

2. Sections 3.3(g) of Annex I to the Agreement is amended to read in its entirety as follows:

                  "(G) No proceeding challenging this Agreement, the Offering or the transactions contemplated by the Agreements, or seeking to prohibit, alter, prevent or delay the Closing shall have been instituted by any federal, state or local government, or any administrative agency or commission or other governmental authority or agency, domestic or foreign."

3. Annex I to the Agreement is hereby amended to add new Section 18, which shall read in its entirety as follows:

                  "18. ESCROW. No later than 2:00 p.m. New York time on Thursday, April 10, 2003 the Investor shall deposit $_________ into an Escrow Account at Cooley Godward LLP pursuant to the terms of the Escrow Instructions."

         4. Section 4.c. of the Certificate of Designation attached as Exhibit A to the Agreement is hereby amended to read in its entirety as follows:

                  "c. Conversion Price. The Conversion Price for the Series A Preferred shall initially be equal to ninety-two percent (92%) of the Closing Price (as defined below) (the "CONVERSION PRICE"). Such initial Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Conversion Price herein shall mean the Conversion Price as so adjusted. The "CLOSING PRICE" shall be the lesser of (i) the average of the closing sale prices (or the closing bids, if no sales were reported) of the Common Stock as reported on The Nasdaq National Market for the five (5) trading days immediately preceding and ending on the last trading day prior to the date of execution of the Purchase Agreement and (ii) the average of the closing sale prices (or the closing bids, if no sales were reported) of the Common Stock as reported on The Nasdaq National Market for the five
         (5) trading days immediately preceding and ending on the last trading day prior to the date of the Company's stockholders meeting at which the issuance of the Series A Preferred is approved; provided, however, that if the Corporation has not effected a reverse stock split of the Corporation's outstanding Common Stock within the range of 1-for-8 to 1-for 12 (the "Reverse Split") at least three (3) trading days prior to the beginning of the five (5) trading day range described in clause
         (ii) immediately above, then such five (5) trading day range shall not commence until the date that is the fourth trading day after the effectiveness of the Reverse Split."

         5. The first paragraph that is not printed completely in bold type of the form of warrant attached as Exhibit B to the Agreement is hereby amended to read in its entirety as follows:

                  "This certifies that_______________, or its permitted assigns (the "Holder"), for value received, is entitled to purchase from INTRABIOTICS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), having a place of business at 2483 East Bayshore Road, Suite 100, Palo Alto, California 94303, such aggregate maximum number of fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") as would be obtained in accordance with the formula set forth below at a price equal to the Stock Purchase Price (as defined below) at any time or from time to time, subject to Section 1.1 hereof, up to and including 5:00 p.m. (Pacific time) on __________, 2008 (the "Expiration Date") upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or wire transfer of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The aggregate number of shares subject to this Warrant shall be equal to (i) 50% of the Holder's aggregate purchase price for the shares of Series A Convertible Preferred Stock (the "Series A Preferred") as set forth on the Signature Page (as defined therein) of that certain Preferred Stock and Warrant Purchase Agreement (the "Purchase

         Agreement"), dated as of February 5, 2003 (the "Definitive Agreement Date"), between the Holder and the Company divided by (ii) ninety-two percent (92%) of the Stock Purchase Price. The "Stock Purchase Price" shall initially be equal to the lesser of (i) the average of the closing sale prices of the Common Stock on The Nasdaq National Market for the five (5) trading days immediately preceding and ending on the last trading day prior to the Definitive Agreement Date and (ii) the average of the closing sale prices of the Common Stock on The Nasdaq National Market for the five (5) trading days immediately preceding and ending on the last trading day prior to the Company's stockholders meeting at which the issuance of the Series A Preferred is approved; provided, however, that if the Company has not effected a reverse stock split of the Company's outstanding Common Stock within the range of 1-for-8 to 1-for 12 (the "Reverse Split") at least three (3) trading days prior to the beginning of the five (5) trading day range described in clause (ii) immediately above, then such five (5) trading day range shall not commence until the date that is the fourth trading day after the effectiveness of the Reverse Split; provided further, that notwithstanding anything set forth herein to the contrary, in the event that the total number of shares of Series A Preferred (on an as-is-converted basis) issued or issuable pursuant to the Purchase Agreement is subject to the limitation of no greater than 19.9% of the Company's issued and outstanding shares of Common Stock on the date of the Purchase Agreement (in accordance with the requirements of The Nasdaq Stock Market for purposes of Rule 4350(i)(1)(D) thereof), then the Stock Purchase Price shall be equal to the closing bid price of the Common Stock on The Nasdaq Stock Market on the Definitive Agreement Date. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. As used herein, the term "Original Issue Date" shall mean the issuance date of this Warrant."

         6. The Agreement, as supplemented and modified by this Amendment, together with the other writings referred to in the Agreement or delivered pursuant thereto which form a part thereof, contain the entire agreement among the parties with respect to the subject matter thereof and amend, restate and supersede all prior and contemporaneous arrangements and understandings with respect thereto.

         7. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the other documents entered into in connection with the Agreement, shall mean and be a reference to the Agreement as amended hereby. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         8. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which when taken together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Preferred Stock and Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                            INVESTOR:

INTRABIOTICS PHARMACEUTICALS, INC.
                                                    --------------------------------------------
                                                             (Entity Name, if applicable)


Signature:                                          Signature:
          ---------------------------------                   ----------------------------------

Print Name:                                         Print Name:
           --------------------------------                    ---------------------------------

Title:                                              Title:
      -------------------------------------               --------------------------------------